UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 26, 2019

DSG GLOBAL INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53988	26-1134956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 – 5455 152nd Street, Surrey, British Columbia, Canada	V3S 5A5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(604) 575-3848

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 8.01	Other Items

On February 11, 2019, our Corporate Actions Committee, appointed by our Board of Directors, approved a resolution to effect a reverse stock split of our authorized and issued and outstanding shares of common stock on a one (1) new for 4,000 old basis. Upon effect of the reverse stock split, our authorized capital will decrease from 3,000,000,000 shares of common stock to 750,000 shares of common stock and correspondingly, our issued and outstanding shall decrease from 2,578,434,224 shares of common stock to approximately 644,609 shares of common stock, all with a par value of $0.001. Our shares of Preferred Stock will remain unchanged.

The reverse stock split has been reviewed by the Financial Industry Regulatory Authority (“FINRA”) and has been approved for filing with an effective date of March 26, 2019. A Certificate of Change was filed with the Nevada Secretary of State with an effective date of March 20, 2019. In addition, on March 22, 2019 a Certificate of Correction was filed to correct an error on the Certificate of Change.

The reverse split will become effective with the OTC Markets at the opening of trading on March 26, 2019 under the symbol “DSGTD”. The “D” will be placed on our ticker symbol for 20 business days. Our new CUSIP number is 23340C 203.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Change filed with the Nevada Secretary of State on March 14, 2019 with an effective date of March 20, 2019
3.2	Certificate of Correction filed with the Nevada Secretary of State on March 21, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSG GLOBAL INC.

/s/ Robert Silzer
Robert Silzer
President

Date: March 26, 2019